EXHIBIT 21

                       JACQUES-MILLER INCOME FUND, L.P. II


                                 Subsidiary List



Name of Subsidiary            State of Incorporation/Formation       Date


Jacques-Miller Income Fund II
Special Asset Partnership
(La Plaza), L.P.                       Delaware                      1991